Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) Of

The Securities Exchange Act of 1934

Date of Report:  March 20, 2014

RICK'S CABARET INTERNATIONAL, INC.

(Exact Name of Registrant As Specified in Its Charter)

Texas	001-13992	76-0458229
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road

Houston, Texas 77066

(Address of Principal Executive Offices, Including Zip Code)

(281) 397-6730

(Issuer’s Telephone Number, Including Area Code)

ITEM 8.01	OTHER EVENTS.

On March 20, 2014, Rick’s Cabaret International, Inc. and its wholly-owned subsidiary, RCI Dining Services (Harvey), Inc. (“RCI Dining”), entered into a Purchase Agreement with Triple Location, LLC (“Triple Location”), Seif El Sharif and Deborah Diaz (the “Asset Purchase Agreement”). Triple Location owns and operates an adult entertainment cabaret known as “Club O,” located at 17038 Halsted Street, Harvey, Illinois 60426. Mr. El Sharif and Ms. Diaz own entities that together own 100% of the stock of Triple Location.

Pursuant to the Asset Purchase Agreement, Triple Location will sell all of the assets of the business of Club O to RCI Dining for the aggregate purchase price of $9,060,000, which includes (i) a cash payment of $2,000,000, (ii) $1,560,000 in shares of restricted common stock of Rick’s Cabaret International, Inc. (the “Rick’s Shares”), valued based upon the average closing price of our common stock for the ten trading days immediately preceding the date of closing, and (iii) a $5,500,000 five-year secured promissory note, bearing interest at the rate of 4% per annum, payable, in arrears, in 60 equal monthly payments of principal and interest. On or after six months from the date of closing, Triple Location will have the right, but not the obligation, to have us purchase from it 1/6th of the Rick’s Shares per month at the same price calculated above until it has received a total of $1,560,000 from the sale of the Rick’s Shares. Triple Location will also enter into a lock-up agreement which will provide that, in the event Triple Location elects not to “put” the shares to us, it can not sell more than 1/6th of the Rick’s Shares per month under certain conditions.

In connection with the Asset Purchase Agreement, SSNN, LLC, an entity also owned by Mr. El Sharif and Ms. Diaz, entered into a Purchase Agreement to sell the real property where Club O is located, including all improvements thereon, to our wholly-owned subsidiary, RCI Holdings, Inc., for the purchase price of $2,000,000 in cash (the “Real Estate Purchase Agreement”). Further, Mr. El Sharif and Ms. Diaz will each be required to enter into a five year non-competition agreement pursuant to which neither can own or operate an establishment featuring live female nude or semi-nude adult entertainment in Harvey, Illinois, or within a 25 mile radius of Harvey, Illinois, excluding two existing Hammond, Indiana locations and a Bedford Park, Illinois license location.

Both the Asset Purchase Agreement and Real Estate Purchase Agreement are scheduled to close five business days after RCI Dining has all necessary permits and other authorizations needed to serve alcohol (until 4:00 a.m. Sunday through Thursday and 5:00 a.m. on Friday and Saturday) and provide live female nude entertainment on the premises. The Asset Purchase Agreement and the Real Estate Purchase Agreement are subject to standard and customary closing conditions and are subject to due diligence requirements. After closing, we anticipate rebranding the Club O establishment under our Tootsie’s Cabaret gentlemen’s club format.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated March 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

Date: March 25, 2014	By:	/s/ Eric Langan
Eric Langan
President and Chief Executive Officer